                                                                     EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-47664 on Form S-6 of our report dated November 8, 2000 relating to the Statements of Condition of the Florida Insured Portfolio and New Jersey Insured Portfolio of Municipal Investment Trust Fund, Multistate Series--418, Defined Asset Funds and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
November 8, 2000